                                                                   EXHIBIT 10.22

                                [*#*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                    AND EXCHANGE COMMISSION PURSUANT TO RULE 406
                                      OF THE SECURITIES ACT OF 1933, AS AMENDED.


                         EXCLUSIVE PATENT AND TECHNOLOGY

                                LICENSE AGREEMENT

                                     BETWEEN

                         THE UNIVERSITY OF TEXAS SYSTEM

                                       AND

                                  MYOGEN, INC.

                                TABLE OF CONTENTS

         RECITALS                                                               PAGE 1

1.       EFFECTIVE DATE                                                         PAGE 1

2.       DEFINITIONS                                                            PAGE 1

3.       WARRANTY, SUPERIOR RIGHTS                                              PAGE 3

4.       LICENSE                                                                PAGE 4

5.       PAYMENTS AND REPORTS                                                   PAGE 5

6.       SPONSORED RESEARCH                                                     PAGE 7

7.       TERM AND TERMINATION                                                   PAGE 7

8.       INFRINGEMENT BY THIRD PARTIES                                          PAGE 8

9.       ASSIGNMENT                                                             PAGE 8

10.      PATENT MARKING                                                         PAGE 9

11.      INDEMNIFICATION                                                        PAGE 9

12.      USE OF NAME                                                            PAGE 9

13.      CONFIDENTIAL INFORMATION                                               PAGE 9

14.      PATENTS AND INVENTIONS                                                 PAGE 10

15.      GENERAL                                                                PAGE 11

         SIGNATURES                                                             PAGE 13


                                         *#*   CONFIDENTIAL TREATMENT REQUESTED

                EXCLUSIVE PATENT AND TECHNOLOGY LICENSE AGREEMENT
                     BETWEEN THE UNIVERSITY OF TEXAS SYSTEM
                                       AND
                                  MYOGEN, INC.

THIS Agreement (AGREEMENT) is between the Board of Regents (BOARD) of The University of Texas System (SYSTEM), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of the University of Texas Southwestern Medical Center at Dallas (UT SOUTHWESTERN), a component institution of SYSTEM, and Myogen, Inc. (LICENSEE), a Delaware corporation having a principal place of business located at 7577 West 103rd Avenue, Suite 212, Westminster, Colorado 80021-5426.

                                    RECITALS

A. BOARD owns certain PATENT RIGHTS (as defined below) and TECHNOLOGY RIGHTS (as defined below) related to LICENSED SUBJECT MATTER (as defined below), which were developed at UT SOUTHWESTERN.

B. BOARD desires to have the LICENSED SUBJECT MATTER developed and used for the benefit of LICENSEE, INVENTOR (as defined below), BOARD, and the public as outlined in BOARD'S Intellectual Property Policy.

C. BOARD and LICENSEE entered into a Patent and Technology License Agreement effective December 1, 1999 (1999 AGREEMENT) for a related technology.

D. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

E. LICENSEE intends to sponsor research relating to LICENSED SUBJECT MATTER at UT SOUTHWESTERN to further develop LICENSED SUBJECT MATTER and to identify related technologies and the parties will execute a sponsored research agreement (SPONSORED RESEARCH AGREEMENT) in the form attached hereto as Exhibit 2 concurrently with the execution of this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties agree as follows:

                                1. EFFECTIVE DATE

This AGREEMENT is effective January 1, 2002 (EFFECTIVE DATE).

                                 2. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:


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

2.1 AFFILIATE means any business entity 50% or more owned by LICENSEE, any business entity which owns 50% or more of LICENSEE, or any business entity that is 50% or more owned by a business entity that owns 50% or more of LICENSEE.

2.2 IDENTIFIED PRODUCT means any product, or derivative thereof, which product or derivative is not covered by PATENT RIGHTS but either (a) elicits a positive response in technologies covered by PATENT RIGHTS, or (b) was identified, selected, or found to be useful, in whole or in part, through the use of one or more technologies (including, but not limited to assays, methods, and/or reagents) covered by PATENT RIGHTS. For greater certainty, the parties acknowledge and agree that IDENTIFIED PRODUCTS are not LICENSED PRODUCTS (as defined below).

2.3 INVENTOR(S) means [*#*].

2.4 LICENSED FIELD means: (i) treatment, prevention, diagnosis and/or prognosis of cardiac hypertrophy, heart disease and heart failure; and (ii) determination of predisposition to cardiac hypertrophy, heart disease and heart failure.

2.5 LICENSED PRODUCT means any compound, assay, method, reagent, technology, product or service comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.6 LICENSED SUBJECT MATTER means inventions, discoveries, assays and processes covered by PATENT RIGHTS and/or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.7 NET SALES means [*#*].

2.8 NON-SUBLICENSEE CORPORATE PARTNER means any third party with which LICENSEE has entered into an agreement either to determine the feasibility of developing and commercializing LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS with such third party, or to develop and/or commercialize LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS with such third party, and where such third party in not a sublicensee as set forth in Section 4.4 under the terms of this AGREEMENT.

2.9 NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES means [*#*].

2.10 PATENT RIGHTS means BOARD'S rights in information or discoveries covered by a VALID CLAIM (as defined below) in patents, and/or patent applications, whether domestic or foreign, and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon, as: (i) set forth in Exhibit 1 attached hereto; or (ii) discovered, conceived and/or reduced to practice during the term of and directly resulting from the research performed under the SPONSORED RESEARCH AGREEMENT.

2.11 SALE, SELL OR SOLD means [*#*].

2.12 SUBLICENSEE REVENUES means [*#*].


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2.13 TECHNOLOGY RIGHTS means BOARD'S rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by INVENTOR(S) at UT SOUTHWESTERN before or during the term of the SPONSORED RESEARCH AGREEMENT relating to the LICENSED SUBJECT MATTER that are not covered by PATENT RIGHTS but that are necessary or useful for practicing the invention(s) covered by PATENT RIGHTS and are not obligated to any other third party.

2.14 THIRD PARTY means any person or entity other than LICENSEE, its AFFILIATES, NON-SUBLICENSEE CORPORATE PARTNERS or sublicensees.

2.15 VALID CLAIM means a claim or claims of. (i) an issued, unexpired patent, whether domestic or foreign, so long as any such claim shall not have been held invalid or unenforceable in an unappealed or an unappealable decision, in a court of competent jurisdiction; or (ii) a pending patent application, whether foreign or domestic, so long as any such claim shall not have been pending for more than 5 years.

                          3. WARRANTY: SUPERIOR-RIGHTS

3.1 Except for the rights, if any, of the government of the United States of America (GOVERNMENT), as set forth below, BOARD represents and warrants (1) that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (2) that it has the sole right to grant licenses thereunder, and
(3) that to the best of its knowledge it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to LICENSEE except as stated herein.

3.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the GOVERNMENT and, if so, that the GOVERNMENT may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the GOVERNMENT's rights under any agreement and any applicable law or regulation. If there is a conflict between any agreement, applicable law or regulation and this AGREEMENT, the terms of the GOVERNMENT agreement, applicable law or regulation shall prevail.

3.3 LICENSEE understands and acknowledges that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, also makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD which may be dominant or subordinate to PATENT RIGHTS, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

3.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in anyway by BOARD, SYSTEM, UT SOUTHWESTERN or its employees to enter into this AGREEMENT, and further warrants and represents that
(1) it has had sufficient


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

opportunity to conduct due diligence with respect to all items and issues pertaining to the LICENSED SUBJECT MATTER; and (2) LICENSEE has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence.

                                   4. LICENSE

4.1 BOARD hereby grants to LICENSEE a royalty-bearing, worldwide, exclusive license under LICENSED SUBJECT MATTER to discover, research, develop, make, have made, use offer for SALE, SELL and import LICENSED PRODUCTS and IDENTIFIED PRODUCTS for use within LICENSED FIELD. This grant is subject to the payment by LICENSEE to BOARD of all consideration as provided herein, and is further subject to rights retained by BOARD to:

         a. publish the general scientific findings from research related to LICENSED SUBJECT MATTER and IDENTIFIED PRODUCTS subject to the terms of
         Article 13, Confidential Information, provided however, INVENTOR shall disclose pending publications to LICENSEE in accordance with Section
         6.1 of the SPONSORED RESEARCH AGREEMENT; and

         b. use LICENSED SUBJECT MATTER and IDENTIFIED PRODUCTS for research that has not been sponsored by a commercial entity, teaching and other educationally-related purposes, provided, however, that any such use with respect to IDENTIFIED PRODUCTS shall be limited to IDENTIFIED PRODUCTS which are either (1) owned by BOARD, or (2) provided to BOARD by an authorized party. Any transfer of material embodiments of LICENSED SUBJECT MATTER pursuant to this Section 4.1b shall be governed by a material transfer agreement substantially in the form attached hereto as Exhibit 3.

4.2 [*#*]

4.3 LICENSEE may extend the license granted herein to any AFFILIATE if the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE must deliver to BOARD a true and accurate copy of such written agreement, and any modification or termination thereof, within 30 days after execution, modification or termination.

4.4 LICENSEE may grant sublicenses consistent with this AGREEMENT if LICENSEE is responsible for the operations of its sublicensees relevant to this AGREEMENT as if the operations were carried out by LICENSEE, [*#*]. LICENSEE must deliver to BOARD a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination. When this AGREEMENT is terminated, BOARD and UT SOUTHWESTERN agree to accept as successors to LICENSEE existing sublicensees in good standing at the date of termination, provided that the sublicensees consent in writing to be bound by all the terms and conditions of this AGREEMENT.

4.5 LICENSEE may enter into agreements with NON-SUBLICENSEE CORPORATE PARTNERS consistent with this AGREEMENT if LICENSEE is responsible for the operations of its NON-SUBLICENSEE CORPORATE PARTNERS relevant to this AGREEMENT as if


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

the operations were carried out by LICENSEE [*#*]. LICENSEE must deliver to BOARD a true and correct copy of each NON-SUBLICENSEE CORPORATE PARTNER agreement granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination thereof (which copy may be redacted to delete information not relevant to determining whether LICENSEE and/or NON-SUBLICENSEE CORPORATE PARTNER have complied with their obligations to BOARD hereunder). [*#*]

                             5. PAYMENTS AND REPORTS

5.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE will pay BOARD the following:

         a. [*#*] license documentation fee in the amount of [*#*], due and payable within 30 days of LICENSEE'S receipt of a fully executed AGREEMENT from BOARD;

         b. an annual license reissue fee in the amount of [*#*], due and payable within 30 days of each anniversary of the EFFECTIVE DATE beginning on [*#*];

         c. milestone fees according to the table below, due and payable within 30 days of each milestone event for the first LICENSED PRODUCT or IDENTIFIED PRODUCT to achieve such milestone event, [*#*], provided however, if LICENSEE pays a milestone fee under the 1999 AGREEMENT for a milestone event listed below, such payment is creditable toward the milestone fee due for the same milestone event for the same LICENSED PRODUCT or IDENTIFIED PRODUCT pursuant to this Section 5.1c:

         MILESTONE EVENT                                          MILESTONE FEE
         ---------------                                          -------------
         The  date the  first  patient  is  dosed in the  first   [*#*]
         Phase III clinical trial
         Filing of the first new drug application                 [*#*]

         d. a running royalty equal to [*#*] of NET SALES [*#*], subject to adjustment under Sections 5.1e and 5.1f below;

         e. if LICENSEE is required to pay royalties to a third party under patents owned by such third party to use, manufacture, have manufactured, offer for SALE, SELL or import LICENSED PRODUCTS or IDENTIFIED PRODUCTS, then LICENSEE may reduce the royalty payment owed to BOARD on the same LICENSED PRODUCT or IDENTIFIED PRODUCT under
         Section 5.1d by an amount equal to [*#*], but in no event shall such reduction result in a royalty of less than [*#*] of the royalties due pursuant to Section 5.1d;

         f. if LICENSEE is required to pay royalties on a LICENSED PRODUCT or IDENTIFIED PRODUCT under the 1999 AGREEMENT then LICENSEE may reduce the royalty payment owed to BOARD on the same LICENSED PRODUCT or IDENTIFIED PRODUCT under Section 5.1d by an amount equal to [*#*];


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

         g. [*#*] for all out-of-pocket expenses paid by UT SOUTHWESTERN prior to [*#*] in filing, prosecuting, enforcing and maintaining PATENT RIGHTS, and all such expenses paid by UT SOUTHWESTERN on or after [*#*]. UT SOUTHWESTERN will invoice LICENSEE within 60 days of the EFFECTIVE DATE and on a quarterly basis thereafter. The invoiced amounts will be due and payable by LICENSEE within 30 days;

         h. a sublicense fee of [*#*] of SUBLICENSEE REVENUES and/or NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, subject to adjustment under Section 5.1i below, payable within 30 days of LICENSEE'S receipt of any such consideration; and

         i. if LICENSEE is required to pay a fee pursuant to Section 5.1(f) of the 1999 AGREEMENT, then LICENSEE may reduce the sublicensee fee owed to BOARD on the same SUBLICENSEE REVENUES or the same NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES under Section 5.1h above by an amount [*#*].

5.2 During the term of this AGREEMENT and for 1 year thereafter, LICENSEE agrees to keep sufficiently complete and accurate records of its and its sublicensees' SALES and NET SALES under the license granted in this AGREEMENT to enable the royalties payable hereunder to be determined. LICENSEE agrees to permit BOARD or its representatives, at BOARD'S expense and with 14 days written notice, to periodically examine such records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT, provided that such examination occurs not more frequently than 2 times per year. [*#*]

5.3 Within 30 days after March 31, June 30, September 30, and December 31 of each year of the valid term of this AGREEMENT, beginning after the first to occur of: (i) LICENSEE'S receipt of SUBLICENSEE REVENUES; (ii) LICENSEE'S receipt of NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES; or (iii) first SALE of a LICENSED PRODUCT or IDENTIFIED PRODUCT, LICENSEE must deliver to BOARD a true and accurate written report, even if no payments are due BOARD, giving the particulars of the business conducted by LICENSEE and its sublicensee(s) and NON-SUBLICENSEE CORPORATE PARTNERS, if any exist, during the preceding 3 calendar months under this AGREEMENT as are pertinent to calculating payments hereunder. This report will include at least:

         [*#*]

Simultaneously with the delivery of each report, LICENSEE must pay to BOARD the amount, if any, due for the period of each report. Such reports and records are to be treated as LICENSEE'S Confidential Information and therefore subject to the obligations set forth in Article 13.

5.4 On or before each anniversary of the EFFECTIVE DATE, irrespective of having a first SALE or offer for SALE, LICENSEE must deliver to BOARD a written progress report as to LICENSEE'S (and any sublicensee's) efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER and LICENSEE'S (and sublicensee's and


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NON-SUBLICENSEE CORPORATE PARTNER'S) commercialization plans for the upcoming year.

5.5 [*#*] Check must be payable to UT SOUTHWESTERN and sent to:

         UT Southwestern Medical Center at Dallas
         Office for Technology Development
         5323 Harry Hines Boulevard
         Dallas, Texas 75390-9094
         ATTN: Director for Technology Development

                              6. SPONSORED RESEARCH

LICENSEE and UT SOUTHWESTERN have entered into, concurrently with this AGREEMENT, a SPONSORED RESEARCH AGREEMENT in the form attached hereto as Exhibit 2.

                             7. TERM AND TERMINATION

7.1 The term of this AGREEMENT is from the EFFECTIVE DATE and continues on a country-by-country and product-by-product basis for:

         a. LICENSED PRODUCTS to the full end of the term or terms for which PATENT RIGHTS have not expired; and

         b. IDENTIFIED PRODUCTS until [*#*].

7.2 Any time after [*#*] from the, EFFECTIVE DATE, BOARD and UT SOUTHWESTERN have the right to terminate this license in any national political jurisdiction if LICENSEE, within 90 days after receiving written notice from UT SOUTHWESTERN of the intended termination, fails to provide written evidence satisfactory to UT SOUTHWESTERN that LICENSEE or its sublicensee(s) has commercialized or is actively attempting to commercialize a licensed invention in such jurisdiction(s). The following definitions apply to Article 7: (1) "commercialize" means [*#*]; (2) "attempting to commercialize" means [*#*]. Such commercialization plans are to be treated as LICENSEE'S Confidential Information and therefore subject to the obligations set forth in Article 13.

7.3 This AGREEMENT will earlier terminate:

         a. automatically if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

         b. upon 60 days written notice from BOARD if LICENSEE breaches or defaults on its obligation to make payments (if any are due) or reports, in accordance with the terms


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

         of Article 5 hereunder, unless, before the end of the 60 day period, LICENSEE has cured the breach or default and so notifies BOARD, stating the manner of the cure; or

         c. upon 90 days written notice if LICENSEE breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the 90 day period, LICENSEE has cured the breach or default and so notifies BOARD, stating the manner of the cure; or

         d. at any time by mutual written agreement between LICENSEE, UT SOUTHWESTERN and BOARD, upon 30 days written notice to all parties and subject to any terms herein which survive termination; or

         e. under the provisions of Section 7.2 if invoked.

7.4 If this AGREEMENT is terminated for any cause:

         a. nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination;

         b. after the effective date of the termination, LICENSEE will provide BOARD with a written inventory of all LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS in process of manufacture, in use or in stock. LICENSEE may SELL any such LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS [*#*]

         c. LICENSEE will be bound by the provisions of Articles 11 (Indemnification), 12 (Use of Name), and 13 (Confidential Information) of this AGREEMENT.

                        8. INFRINGEMENT BY THIRD PARTIES

8.1 LICENSEE, [*#*] must enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. [*#*] If LICENSEE does not file suit against a substantial infringer of a patent within [*#*] of knowledge thereof, then BOARD may enforce any patent licensed hereunder on behalf of itself and LICENSEE, [*#*]. LICENSEE and BOARD shall each provide the other prompt written notice of alleged infringement by any third party of the PATENT RIGHTS.

8.2 In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

                                  9. ASSIGNMENT

Except in connection with the sale of substantially all of LICENSEE'S assets or outstanding capital stock (including by merger, reorganization or recapitalization) to a third party, this


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AGREEMENT may not be assigned by LICENSEE without the prior written consent of
BOARD, which will not be unreasonably withheld.

                               10. PATENT MARKING

LICENSEE must permanently and legibly mark all products, packaging and documentation manufactured or SOLD by it under this AGREEMENT with a patent notice as may be permitted or required under Title 35, United States Code.

                               11. INDEMNIFICATION

LICENSEE agrees to hold harmless and indemnify BOARD, INVENTOR, SYSTEM, UT SOUTHWESTERN, its Regents, officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, its AFFILIATES or their officers, employees, agents or representatives.

                                 12. USE OF NAME

LICENSEE may not use the name of UT SOUTHWESTERN, SYSTEM, INVENTOR(S) or BOARD without express written consent from UT SOUTHWESTERN and/or SYSTEM, except as required by law, rule or regulation.

                          13. CONFIDENTIAL INFORMATION

13.1 BOARD and LICENSEE each agree that the terms and conditions contained in this AGREEMENT and all information contained in documents marked "confidential" and forwarded to one by the other for the purposes of this AGREEMENT ("Confidential Information") are: (1) to be received in strict confidence, (2) to be used only for the purposes of this AGREEMENT, and (3) not to be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

         a. was in the public domain at the time of disclosure;

         b. later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;

         c. was lawfully disclosed to the recipient party by a third party having the right to disclose it;

         d. was already known by the recipient party at the time of disclosure;

         e. was independently developed by the recipient; or


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

         f. is required by law or regulation to be disclosed, provided however, that the disclosing party shall first give the other party written notice and adequate opportunity to object to such order for disclosure or to request confidential treatment.

13.2 Information shall not be deemed to be available to the public or to be in the recipient's possession merely because it:

         a. includes information that falls within an area of general knowledge available to the public or to the recipient (i.e., it does not include the specific information provided by the other party); or

         b. can be reconstructed in hindsight from a combination of information from multiple sources that are available to the public or to the recipient, unless one of those sources actually teaches or suggests the entire combination, together with its meaning and importance.

13.3 Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other party of such disclosure, requirement and, except to the extent inappropriate in the case of patent applications, will use reasonable diligent efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, LICENSEE may disclose the terms and conditions of this AGREEMENT to its potential and current investors or to any entity that may potentially acquire rights or licenses from LICENSEE provided such party agrees to the confidentiality provisions in this Article 13.

13.4 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of 3 years thereafter.

                           14. PATENTS AND INVENTIONS

14.1 BOARD and UT SOUTHWESTERN will select the patent attorney, patent agent and/or law firm responsible for searching, filing, prosecuting and maintaining patent applications and patents for LICENSED SUBJECT MATTER, such attorney, agent and/or law firm to be reasonably acceptable to LICENSEE.

14.2 If after consultation, both parties agree that a patent application should be filed for LICENSED SUBJECT MATTER, BOARD will authorize the preparation and filing of the appropriate patent applications and such applications will be included under PATENT RIGHTS (the parties agree to timely amend Exhibit 1 in writing when new matter is added under


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

PATENT RIGHTS). If LICENSEE does not respond or make an effort to agree with BOARD on the disposition of rights in the subject invention, then BOARD may file an application [*#*].

14.3 [*#*]

14.4 LICENSEE will arrange to provide UT SOUTHWESTERN a copy of all patent applications filed for LICENSED SUBJECT MATTER [*#*] as well as copies of any patent related communications, including, but not limited to, office actions, responses and invoices. The parties each have the right to review and comment upon the wording of specifications, claims and responses to office actions prior to their submission to the appropriate patent office.

                                   15. GENERAL

15.1 This AGREEMENT constitutes the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties.

15.2 Any notice required by this AGREEMENT must be given by facsimile transmission confirmed by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed in the case of BOARD and UT SOUTHWESTERN to:

         UT Southwestern
         Ray Wheatley
         Director, Technology Development
         5323 Harry Hines Boulevard
         Dallas, Texas 75390-9094
         Phone: (214) 648-1888
         Fax: (214) 648-1889

     With copies to:

         Board of Regents
         The University of Texas System
         201 West 7th Street
         Austin, Texas 78701
         ATTENTION: Office of General Counsel
         Phone: (512) 499-4462
         Fax: (512) 499-4523

or in the case of LICENSEE to:

         J. William Freytag
         CEO and President
         Myogen, Inc.
         7577 W. 103rd Avenue
         Westminster, CO 80021-5426
         Phone: (303) 410-6666
         Fax: (303) 410-6667

or other addresses as may be given from time to time under the terms of this notice provision.


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

15.3 Each party must comply with all applicable national, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

15.5 Failure of either party to enforce a right under this AGREEMENT will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

15.6 Headings are included herein for convenience only and shall not be used to construe this AGREEMENT.

15.7 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

15.8 Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this AGREEMENT for failure or delay in fulfilling or performing any term of this AGREEMENT when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.


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IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to. execute this AGREEMENT.

BOARD OF REGENTS OF THE                              MYOGEN, INC.
UNIVERSITY OF TEXAS SYSTEM

By:  /s/ John A. Roan                                By: /s/ J. William Freytag
   ---------------------------------------------        ---------------------------------------------
   John A. Roan                                         J. William Freytag
   Executive Vice President for Business Affairs        CEO and President
   UT Southwestern Medical Center at Dallas

Date  12/27/01                                       Date  12/31/01
     ----------                                           ----------

Approved as to Content:

By  /s/ Dennis Stone
  ---------------------------------------------
  Dennis K. Stone, M.D.
  Vice President for Technology Development
  UT Southwestern Medical Center at Dallas

Date  27 December 2001
     -----------------


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                                    EXHIBIT 1

                                  PATENT RIGHTS

[*#*]


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                                    EXHIBIT 2

                          SPONSORED RESEARCH AGREEMENT

         This Sponsored Research Agreement (the "Agreement") is made between The University of Texas Southwestern Medical Center at Dallas ("University"), a component institution of The University of Texas System ("System") and MYOGEN, Inc., a Delaware corporation with its principal place of business at 7577 West 103rd Avenue, Suite 212, Westminster, CO 80021 ("Sponsor").

                                    RECITALS

         A. Concurrently with this Agreement, Sponsor and Board have entered into a license agreement effective January 1, 2002 (the "License Agreement"), pursuant to which the Board grants Sponsor certain licenses under inventions, discoveries and related intellectual property rights;

         B. Sponsor desires that University perform certain research hereinafter described and is willing to advance funds to sponsor such research;

         C. Sponsor desires to obtain certain rights to inventions, discoveries and intellectual property developed during the course of such research with a view to profitable commercialization of such intellectual property for the Sponsor's benefit; and

         D. University is willing to perform such research and to grant certain rights to such intellectual property.

                                1. EFFECTIVE DATE

         This Agreement shall be effective as of January 1, 2002 (the "Effective Date").

                               2. RESEARCH PROGRAM

         2.1 University will conduct the research program described in Attachment A ("Research Program"), to be amended and expanded from time to time by the mutual written agreement of the Principal Investigator and a representative or representatives of Sponsor designated for such purpose, and will furnish the facilities necessary to carry out the Research Program. The Research Program will be under the direction of [*#*] or his successor as mutually agreed to by the parties (the "Principal Investigator") and will be conducted by the Principal Investigator at the University. In the event University cannot propose a successor to [*#*] who is reasonably acceptable to Sponsor, Sponsor shall have the right to terminate the Agreement pursuant to
Section 11.2.

         2.2 The Research Program shall be performed during the period from the Effective Date through and including December 31, 2002 ("Term"). Sponsor shall have the option to


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negotiate an extension of the Term under mutually agreeable support terms. Such option shall be exercised within forty-five (45) days prior to the end of the Term.

         2.3 Sponsor understands that University's mission is advancement of knowledge, education, and patient care and, consequently, the Research Program will be designed to carry out that mission. The manner of performance of the Research Program shall be determined solely by the Principal Investigator using good faith, diligent efforts, in consultation with Sponsor. University does not guarantee specific results.

         2.4 [*#*]

         2.5 University does not guarantee that any intellectual property rights will result from the Research Program, that the scope of any intellectual property rights obtained will cover Sponsor's commercial interest, or that any such intellectual property rights will be free of dominance by others independent of the Research Program.

                                 3. COMPENSATION

         3.1 As consideration for the performance by University of its obligations under this Agreement, Sponsor will pay the University an amount equal to [*#*]. An initial payment of [*#*] shall be made at the time of execution of this Agreement, and subsequent payments shall be made [*#*].

         3.2 University shall maintain all Research Program funds in a separate account [*#*].

         3.3 [*#*]

                           4. CONSULTATION AND REPORTS

         4.1 Sponsor's designated representative for consultation and communications with the Principal Investigator shall be the Sponsor's Vice President of Research and Development or such other person as Sponsor may from time to time designate in writing to University and the Principal Investigator ("Designated Representative").

         4.2 During the Term of the Agreement, Sponsor's representatives may consult informally with University's representatives regarding the project, both personally and by telephone. Access to work carried on in University laboratories in the course of these investigations shall be entirely. under the control of University personnel but shall be made available on a reasonable basis.

         4.3 The Principal Investigator will make oral reports at reasonable intervals each year as requested by Sponsor's Designated Representative. At the conclusion of each calendar quarter, the Principal Investigator shall submit to Sponsor a written report summarizing the work. The Principal Investigator shall also submit a comprehensive final report within one hundred twenty (120) days of termination of the Agreement which shall contain, but which need not be limited to, the following information:


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         a. [*#*]

         b. [*#*]

                                  5. PUBLICITY

         Subject to Article 6 below, neither party shall make reference to the other in a press release or any other written statement in connection with work performed under this Agreement, if it is intended for use in the public media, except as required by The Texas Public Information Act or other law or regulation. Each party, however, shall have the right to acknowledge Sponsor's support of the investigations under this Agreement in scientific or academic publications and other scientific or academic communications, without the other party's prior approval. In any such statements, the parties shall describe the scope and nature of their participation accurately and appropriately.

                       6. PUBLICATION AND ACADEMIC RIGHTS

         6.1 University and Principal Investigator have the right to publish or otherwise publicly disclose information gained in the course of this Agreement. In order to avoid loss of patent rights as a result of premature public disclosure of patentable information, University will submit any prepublication materials to Sponsor for review and comment at least sixty (60) days prior to planned submission for publication. Sponsor shall notify University within thirty (30) days of receipt of such materials whether it desires University to file patent applications on any inventions contained in the materials; and, if requested by Sponsor, University will proceed to file a patent application in due course, and in any event within sixty (60) days of the date of such request. [*#*] Neither University nor Principal Investigator shall disclose any such materials for a period extending sixty (60) days from the date Sponsor provides notice to University that it desires University to file such related patent application. University shall have the final authority to determine the scope and content of any publications.

         6.2 It is understood that the Principal Investigator may discuss the research being performed under this Agreement with other investigators but shall not reveal information which is Sponsor's Confidential Information under Article
7. Neither University nor Principal Investigator shall involve any person in the performance of the research being performed pursuant to this Agreement, other than such persons as Sponsor agrees in writing may be so involved. In the event any joint inventions result from such discussions, University shall grant to Sponsor the rights outlined in Article 8 of this Agreement, to the extent these are not in conflict with obligations to another party as a result of the involvement of the other investigator(s). In this latter case, University shall, in good faith, exercise reasonable efforts to apportion the rights to any such joint invention between Sponsor and the investigator's third party sponsors in a reasonable and equitable manner.

                           7. CONFIDENTIAL INFORMATION

         7.1 Subject to the terms of this Article 7, the parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information


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to each other. All information in the Research Program and all information contained in documents marked "confidential" and forwarded to one party by the other ("Confidential Information") are: (i) to be held in strict confidence;
(ii) to be used only for the performance of the Research Program; and (iii) not to be disclosed by the recipient party, its agents or employees without the prior written consent of the disclosing party. Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of three (3) years from receipt thereof, provided that the recipient party's obligation shall not apply to information that:

         (a) is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;

         (b) is already in the recipient party's possession at the time of disclosure thereof;

         (c) is or later becomes part of the public domain through no fault of the recipient party;

         (d) is received from a third party having no obligations of confidentiality to the disclosing party;

         (e)      is independently developed by the recipient party; or

         (f)      is required by law or regulation to be disclosed.

         7.2 Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental, regulations or conducting pre-clinical or clinical trials, provided that if a party is required by law or regulation to make any disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the other party to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

         7.3 Each party's obligation with respect to Confidential Information under this Article 7 shall be fulfilled using at least the same degree of care with the other party's Confidential Information as it uses to protect its own Confidential Information, and in no case less than reasonable care.

                  8. PATENTS, COPYRIGHTS, AND TECHNOLOGY RIGHTS

         8.1 Title to all Intellectual Property Rights made by University resulting from the research performed hereunder shall reside in University. Such inventions and discoveries are and shall be licensed to Sponsor pursuant to the terms set forth in the License Agreement.

         8.2 As used in this Section 8, the term:

         "Intellectual Property Rights" means, collectively, all trademark, trade name, industrial design, copyright or other industrial, intellectual or proprietary rights resulting from activities conducted by University personnel (including without limitation the Principal Investigator) pursuant to the Research Program, including without limitation all Patent Rights and Technology Rights; provided, however, that subject to Section 6.2, it shall not


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

         include any intellectual or proprietary rights that are owned by or contractually obligated to a third party;

         "Technology Rights" has the meaning ascribed thereto in the License Agreement; and

         "Patent Rights" has the meaning ascribed thereto in the License Agreement.

         8.3 Prosecution, maintenance and enforcement of any and all intellectual property rights related to inventions and discoveries made by University resulting form the research performed under this Agreement shall be governed by the terms of the License Agreement.

                                  9. LIABILITY

         9.1 Sponsor agrees to indemnify and hold harmless System, University, their Regents, officers, agents and employees from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments against them arising out of the activities to be carried out pursuant to the obligations of this Agreement, including but not limited to the use by Sponsor of the results obtained from the activities performed by University under this Agreement; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

         a. the failure of System, University or Principal Investigator to comply with any applicable FDA or other governmental law, regulation, or requirements;

         b. the negligence or willful malfeasance of Principal Investigator, University, System or any Regent, officer, agent or employee of University or System; or

         c. the infringement of the intellectual property or other proprietary rights of any third party by Principal Investigator, University, or any officer, agent or employee of University or System.

         9.2 Both parties agree that upon receipt of a notice of claim or action arising out of the activities to be carried out pursuant to the project described in Attachment A, the party receiving such notice will notify the other party promptly. Sponsor agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against University, System, their Regents, officers, agents and/or employees with respect to the subject of the indemnity contained herein, whether such claims or actions are rightfully brought or filed; and subject to the statutory duty of The Texas Attorney General, University agrees to cooperate with Sponsor in the defense of such claim or action and the University and System shall grant Sponsor authority to conduct such defense.

                           10. INDEPENDENT CONTRACTOR

         For the purposes of this Agreement and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.


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                            11. TERM AND TERMINATION

         11.1 This Agreement shall commence on the Effective Date and extend until the end of the Term as defined in Section 2.2, unless sooner terminated in accordance with the provisions of this Article 11.

         11.2 This Agreement may be terminated by the written agreement of both parties. In addition, Sponsor shall have the right, at its sole discretion, to terminate funding of the Research Program and this Agreement: (a) upon thirty
(30) days notice if University is unable to find a suitable successor to [*#*] reasonably acceptable to Sponsor pursuant to Section 2.1; or (b) after the end of the third calendar quarter of the first year of the Term, upon ninety (90) days written notice (a "Termination Notice") to University asserting for reasons stated, Sponsor deems that unsatisfactory progress by the Principal Investigator is being made on the Research Program, provided that University has the opportunity to cure such unsatisfactory progress within the Termination Notice period.

         11.3 In the event that either party shall be in default of its material obligations under this Agreement and shall fail to remedy such default within sixty (60) days after receipt of written notice thereof, this Agreement shall terminate upon expiration of the sixty (60) day period.

         11.4 Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination, or Sponsor's rights under the License Agreement. Except for any termination by Sponsor pursuant to Section 11.2(b) above, as its sole liability upon termination, Sponsor shall pay University [*#*]

         11.5 The obligations of the parties that are contained in Sections 5, 6, 7, 8 and 9 shall survive termination of this Agreement. If for any reason this Agreement survives the termination of the License Agreement, the parties shall meet and discuss in good faith the terms under which Sponsor may obtain rights in the inventions, discoveries and related Intellectual Property Rights developed under the Research Program during the Term, which terms shall be no less favorable than those provided under the License Agreement.

                                 12. ATTACHMENTS

         Attachment A is incorporated and made a part of this Agreement for all purposes.

                                   13. GENERAL

         13.1 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that subject to the approval of University, which may not be unreasonably withheld, Sponsor may assign this Agreement to any purchaser or transferee of all or substantially all of Sponsor's assets or stock upon prior written notice to University, and University may assign its right to receive payments hereunder.


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         13.2 This Agreement constitutes the entire and only agreement between the parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         13.3 Any notice required by this Agreement by Articles 9, or 11 shall be given by prepaid, first class, certified mail, return receipt requested, addressed in the case of University to:

         The University of Texas System, O.G.C.
         201 West 7th Street
         Austin, TX  78701
         Attention: Intellectual Property Section
         FAX: (512) 499-4523
         PHONE: (512) 499-4462

         The University of Texas Southwestern
         Medical Center at Dallas
         5323 Harry Hines Blvd.
         Dallas, TX  75390-9062
         ATTN: Shawn Cohenour
               Director, Contracts Management
         FAX: (214) 648-0845
         PHONE: (214) 648-4335

or in the case of Sponsor to:

         MYOGEN, INC.
         7577 West 103rd Avenue #212
         Westminster, CO  80021-5426
         ATTN:  J. William Freytag
         FAX: (303) 410-6667
         PHONE: (303) 410-6666

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

         13.4 This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Texas.

         13.5 Each party shall comply with all federal, state and local laws, regulations and ordinances in connection with the activities it conducts under this Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE UNIVERSITY OF TEXAS                   SPONSOR
SOUTHWESTERN MEDICAL CENTER
AT DALLAS


/s/ Robert J. Alpern                      /s/ J. William Freytag
----------------------------------        ----------------------------------
Robert J. Alpern, M.D.                    J. William Freytag
Dean, Southwestern Medical School         President and CEO


Date     1/10/02                          Date     12-31-01
    ------------------------------            ------------------------------


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                                  ATTACHMENT A

                                RESEARCH PROGRAM

[*#*]


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                                    EXHIBIT 3

                          MATERIALS TRANSFER AGREEMENT

The University of Texas Southwestern Medical Center at Dallas agrees to provide __________________ with certain materials and know-how for the purposes stated herein under the following conditions:

         1. The parties to this Agreement are: __________________, hereinafter "RECIPIENT", and The University of Texas Southwestern Medical Center at Dallas, hereinafter "UT SOUTHWESTERN." The RESEARCH (as hereinafter defined) will be conducted by RECIPIENT under the supervision of hereinafter "SCIENTIST".

         2. The material that is covered by this Agreement includes: (a) _________________________________________, which was developed by of UT
SOUTHWESTERN, and (b) any related biological material or associated know-how and data that will be provided by UT SOUTHWESTERN or received by SCIENTIST from UT SOUTHWESTERN, hereinafter "MATERIAL." The MATERIAL is considered proprietary to UT SOUTHWESTERN. UT SOUTHWESTERN shall be free, in its sole discretion, to distribute the MATERIAL to others and to use it for its own purposes.

         3. The MATERIAL shall be used by SCIENTIST in research to study _______________________________________________ hereinafter "RESEARCH."

         4. Neither SCIENTIST nor RECIPIENT shall distribute, release, or in any way disclose the MATERIAL to any person or entity other than laboratory personnel under SCIENTIST'S direct supervision, and SCIENTIST and RECIPIENT shall ensure that no one will be allowed to take or send MATERIAL to any other location, unless written permission is obtained from UT SOUTHWESTERN. [*#*]

         5. RECIPIENT understands that the MATERIAL may be subject to certain exclusive licensing arrangements between UT SOUTHWESTERN and Myogen, Inc. (hereinafter "MYOGEN"). RECIPIENT agrees to use the MATERIAL solely for research, teaching and other educationally-related, non-commercial purposes only. [CHOOSE ONE OF THE FOLLOWING] [*#*]

         6. RECIPIENT agrees that nothing herein shall be deemed to grant to RECIPIENT or SCIENTIST any rights under any UT SOUTHWESTERN patents or any rights to use the MATERIAL for any products or processes for profit-making or commercial purposes. The MATERIAL will not be used in commercially sponsored research or research that is subject to consulting or licensing obligations of RECIPIENT or SCIENTIST to another individual, institution or business entity unless prior written permission is obtained from UT SOUTHWESTERN.


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         7. RECIPIENT shall have no rights in the MATERIAL other than as provided in this Agreement. At the request of UT SOUTHWESTERN, RECIPIENT will return all unused MATERIAL.

         8. RECIPIENT will inform UT SOUTHWESTERN, in confidence, of results of RESEARCH related to the MATERIAL by personal written communication or by providing UT SOUTHWESTERN with a draft manuscript describing such results. If RECIPIENT'S SCIENTIST desires to publish such RESEARCH results in a noncommercial scientific publication, RECIPIENT will provide UT SOUTHWESTERN with a copy of any manuscript or abstract disclosing such RESEARCH results prior to submission thereof to a publisher or to any third party, and in any case, not less than forty-five (45) days prior to any public disclosure, for the purpose of protecting the MATERIAL and any proprietary and intellectual property of UT SOUTHWESTERN that might be disclosed by such publication. If the publication comes about, RECIPIENT agrees to acknowledge UT SOUTHWESTERN scientists, as academically and scientifically appropriate, based on provision of the MATERIAL or other direct contribution to the RESEARCH. UT SOUTHWESTERN agrees that it will acknowledge SCIENTIST'S publications, as academically and scientifically appropriate, in its publications, which may refer to the results of SCIENTIST'S RESEARCH.

         9. The MATERIAL is experimental in nature and it is provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. UT SOUTHWESTERN MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         10. In no event shall UT SOUTHWESTERN be liable for any use by SCIENTIST or RECIPIENT of the MATERIAL or any loss, claim, damage or liability, of whatsoever kind of nature, which may arise from or in connection with this Agreement or the use, handling or storage of the MATERIAL. (Except where limited by Federal law, or by the constitution and laws of the state governing the recipient,) RECIPIENT agrees to hold harmless The University of Texas System (hereinafter referred to as SYSTEM), UT SOUTHWESTERN, their Regents, officers, agents and employees, from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments against them arising out of the activities to be carried out pursuant to this Agreement and the use by RECIPIENT of the results obtained from RESEARCH.

         11. SCIENTIST and RECIPIENT will use the MATERIAL in compliance with all laws, governmental regulations and guidelines applicable to the MATERIAL, including [*#*], and when the MATERIAL is used in the United States, SCIENTIST will comply with current NIH guidelines.

         12. This Agreement is not assignable, whether by operation of law or otherwise, without the prior written consent of UT SOUTHWESTERN.


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         13. This AGREEMENT constitutes the entire and only agreement between the parties for MATERIAL and all other prior representations, agreements, and understandings are superseded hereby.

THE UNIVERSITY OF TEXAS                    RECIPIENT
SOUTHWESTERN MEDICAL CENTER
AT DALLAS
5323 Harry Hines Boulevard                 Address
Dallas, Texas 75350                               ---------------------------

                                            ----------------------------------

---------------------------------           ---------------------------------
Robert J. Alpern                            Name:
Dean, Southwestern Medical School           Title:


Date:                                       Date:
     ----------------------------                ----------------------------

                                            READ AND UNDERSTOOD


                                            ----------------------------------
                                            SCIENTIST


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